UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2012

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rolf Rospek currently serves as a member of the Board of Directors of Dynamic Materials Corporation (the “Company”) and as the Chief Executive Officer of the Company’s subsidiary DYNAenergetics Holding GmbH (“DYNAenergetics”).  On September 11, 2012, Mr. Rospek announced his intention to resign from his position as DYNAenergetics Chief Executive Officer on December 31, 2012, at the conclusion of the term of his current employment agreement.  Mr. Rospek will remain a director of the Company.

On September 11, 2012, the Company and DYNAenergetics entered into a consulting agreement (the “Consulting Agreement”) with Mr. Rospek and RoRo-Consult GmbH (the “Consultant”), a German limited liability company owned by Mr. Rospek.  The Consulting Agreement is effective as of January 1, 2013 and continues until December 31, 2014, with the term to be extended automatically through December 31, 2015, unless either the Company or the Consultant notifies the other prior to July 1, 2014 that it elects not to extend the term, or the agreement is otherwise terminated pursuant to the provisions thereof.

The Consulting Agreement provides that the Consultant, through Mr. Rospek, will provide up to 60 days per year during the term of the agreement (exclusive of time spent by Mr. Rospek as a director of the Company) providing consulting services to the Company and DYNAenergetics on specified strategic projects.  As compensation for these services, the Consultant will receive, for each calendar month during the term, a guaranteed amount equal to USD $10,000, payable (a) 50% by DYNAenergetics in Euros, using the last business day of the applicable month for the Euro-USD exchange rate; and (b) 50% by the Company in U.S. dollars.  DYNAenergetics also will reimburse the Consultant, in accordance with its expense reimbursement policies and procedures in effect from time to time, for all reasonable office and travel expenses actually paid or incurred by the Consultant in the course of and pursuant to the performance of consulting services.

During the term of the Consulting Agreement, Consultant and Mr. Rospek may not work for any direct or indirect competitors of the Company, DYNAenergetics or their respective affiliates, or any affiliates of those competitors, and may not solicit or accept work from any customer of the Company, DYNAenergetics or their affiliates.  The Consultant and Mr. Rospek also agree to maintain the confidentiality of information of the Company and DYNAenergetics disclosed to them pursuant to the Consulting Agreement, which obligation will continue following the expiration or termination of the Consulting Agreement.

The Consulting Agreement was reviewed and approved by the Audit Committee of the Board in accordance with the Company’s related party transaction policy and procedures, and was also approved by the Compensation Committee of the Board and the full Board, with Mr. Rospek abstaining.

The foregoing description is qualified in its entirety by reference to the Consulting Agreement, a copy of which is included as Exhibit 10.1 hereto.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1

Consulting Agreement dated September 11, 2012, by and among by and among RoRo-Consult GmbH, a German limited liability company, DYNAenergetics Holding GmbH, a German limited liability company, and Dynamic Materials Corporation, a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: September 13, 2012	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer